EXHIBIT 21.1

SEITEL, INC.

LIST OF SUBSIDIARIES OF THE REGISTRANT

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818312 Alberta Ltd. (incorporated in Alberta, Canada)
**	African Geophysical, Inc. (incorporated in Cayman Islands)
**	Alternative Communication Enterprises, Inc. (incorporated in Texas)
Datatel, Inc. (incorporated in Delaware)
DDD Energy, Inc. (incorporated in Delaware)
**	EHI Holdings, Inc. (incorporated in Delaware)
**	Exsol, Inc. (incorporated in Delaware)
**	GEO-BANK, INC. (incorporated in Texas)
Matrix Geophysical, Inc. (incorporated in Delaware)
Olympic Seismic Ltd. (incorporated in Alberta, Canada)
*	SEIC Holdings Ltd. (incorporated in Alberta, Canada)
*	SEIC, Inc. (incorporated in Delaware)
*	SEIC Partners Limited Partnership (Alberta, Canada limited partnership)
*	SEIC Trust Administration, Ltd. (incorporated in Alberta, Canada)
*	SEIC L.L.C. (incorporated in Delaware)
Seitel Canada Holdings, Inc. (incorporated in Delaware)
*	Seitel Canada, L.L.C. (incorporated in Delaware)
Seitel Data Corp. (incorporated in Delaware)
Seitel Data, Ltd. (Texas limited partnership)
Seitel Delaware, Inc. (incorporated in Delaware)
**	Seitel Gas & Energy Corp. (incorporated in Delaware)
**	Seitel Geophysical, Inc. (incorporated in Delaware)
Seitel International, Inc. (incorporated in Cayman Islands)
Seitel Management, Inc. (incorporated in Delaware)
**	Seitel Natural Gas, Inc. (incorporated in Delaware)
Seitel Offshore Corp. (incorporated in Delaware)
**	Seitel Power Corp. (incorporated in Delaware)
*	Seitel Solutions Canada Ltd. (incorporated in Alberta, Canada)
*	Seitel Solutions, Ltd. (Texas limited partnership)

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*	Formed or acquired in 2000
**	Dormant